Exhibit 10.67

CONFIDENTIAL TREATMENT

AMENDMENT NO. 2

to the

MANUFACTURING AND SUPPLY AGREEMENT

entered into as of September 30, 2001

by and between

ACS Dobfar, SpA and Cubist Pharmaceuticals, Inc.

This AMENDMENT NO. 2 (“Amendment No. 2”), to that certain Manufacturing and Supply Agreement (the “Agreement”) entered into as of September 30, 2001, is made this 12th day of February, 2003, by and between ACS Dobfar, SpA, an Italian corporation (“ACSD”) and Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”). Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement, and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment No. 1, including definitions in the preamble and recitals hereto.

WHEREAS, Cubist and ACSD desire to amend the Agreement as set forth in this Amendment No. 1;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.                                       Amendment of Section 2.1.  The Agreement is hereby amended by deleting Section 2.1 thereof in its entirety and replacing it with the following Section 2.1:

2.1                               Facility Construction and Timetable

(a) By [*] (the Facility Completion Target Date), ACSD will construct, equip, test and qualify (IQ/OQ/PQ) and make operational the Facility in accordance with current Good Manufacturing Practices. ACSD’s obligations hereunder include, but are not limited to:

(i)                                     construction of building(s) necessary to perform the Process in a dedicated Facility;

(ii)                                  provision of [*] for production of commercial batches of Product;

(iii)                               the [*] of all required [*] for the manufacturing and warehousing of Product and validation of Process: and

(iv)                              [*] to manufacture Product.

Subject to adjustment in accordance with Section 2.2, ACSD will complete all activities and to meet all dates set forth in this Agreement. ACSD agrees that the following events (the “Targets”) shall occur by [*]: (i)  ACSD shall produce [*] full commercial consistency batches for FDA registration of the Facility;  (ii) all data and reports related thereto shall be completed and ready for submission to the FDA; (iii) ACSD shall commence validation processes; and (iv) ACSD will be prepared in all respects for a site inspection by the FDA.  The target date for FDA approval of the NDA Manufacturing Supplement for the ACSD facility (the Facility Approval Target Date) is [*]. In addition, ACSD shall (i) complete IQ/OQ/PQ and validation of the fermentation process by [*]; and (ii) complete

* CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION

theconsistency batches, the IQ/OQ/PQ, and the [*] validation batches for the purification process by [*].   ACSD agrees that time is of the essence in completing the tasks set forth in this Section 2.1 in order to comply with ACSD’s obligation to supply Product in [*].  In connection with ACSD completing all activities required to meet the aforementioned dates, Cubist shall remit to ACSD [*]of [*] on each of (i) the date of execution by both parties of this Amendment No. 2 (the “February Payment”);  (ii)May 1, 2003 (the “May Payment”); and (iii) August 1, 2003 (the “August Payment”).

(b) By March 1, 2003, ACSD and Cubist shall mutually agree upon a schedule for all tasks required to meet the Targets set forth in section 2.1(a) above (the “Schedule”). In the event that, in Cubist’s sole discretion, Cubist determines that the Schedule will not enable [*], the May and August Payments shall not be payable to ACSD and ACSD shall promptly refund to Cubist the February Payment.

2.                                       Amendment of Section 3.2.  The Agreement is hereby amended by deleting Section 3.2 thereof in its entirety and replacing it with the following Section 3.2:

3.2                               Process Validation

ACSD will develop and complete a validation process at the Facility in accordance with Exhibit D herein, and at ACSD expense. [*] and limits for the process must span the [*]and limits developed and documented during the manufacture of consistency batches at [*]. No Process changes will be made during the period beginning on [*] and ending on the [*]. All post-validation process changes must be approved by Cubist in writing. Cubist will provide [*] and [*]as such reports become available. ACSD will provide Cubist with a [*]for the Facility and Process.

3.                                       Amendment of Section 3.3.  The Agreement is hereby amended by deleting Section 3.3 thereof in its entirety and replacing it with the following Section 3.3:

3.3                               Process Improvements

Following the [*] of the date of the Facility Approval, ACSD may continue operating [*] Process improvements with the prior written approval of Cubist. No Process improvements will be made during the period beginning on [*] and ending on the [*].  [*]for the purpose of improving ACSD’s margins will be entirely at ACSD’s expense. ACSD will reimburse Cubist for any additional Cubist expenses [*]. All [*] related to the [*] will be implemented only after [*]. The authorization will be obtained in writing following a successful and complete cGMP change control process outlined in the approved standard operating procedures (SOPs) of both ACSD and Cubist.

4.                                       Amendment of Section 3. The Agreement is hereby amended by adding the following Section 3.5 immediately following the end of Section 3.4 of the Agreement

* CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION

3.5                               Q.A. Director

In order to ensure and maintain consistent quality assurance with respect to the Product and the process, on or before April 1, 2003 ACSD shall have hired, with the approval of Cubist (which approval shall not be unreasonably withheld), a full-time Quality Assurance Director and shall engage an independent validation consultant, each with significant experience in the process of manufacturing and supply of pharmaceutical products.

5.                                       Amendment of Section 5.1.  The Agreement is hereby amended by deleting Section 5.1 thereof in its entirety and replacing it with the following Section 5.1:

5.1                               Purchase Commitment

Contingent upon the receipt of the necessary Product and Facility Approvals, Cubist will purchase a [*] kilograms of Product during the term of this Agreement, [*] and further subject to the [*]. In the event that the [*], or the [*], Cubist shall not be required to purchase [*] kg of Product [*] or in any other year during the term of the Agreement. Notwithstanding anything to the contrary herein, ACSD will [*] to be delivered in the year [*] and, if longer, the [*], in accordance with the commercial Process specified in the Exhibits B-1, C-1 and D herein which may be modified in writing by Cubist from time to time. To the extent that there is any conflict between the specifications set forth in Exhibit C-1 and those set forth in Exhibit B-1, the specifications set forth in Exhibit C-1 shall supersede in all respects. During the period prior to the receipt of Product Approvals, Cubist [*] in accordance with Exhibits B-1, C-1, and D herein. Any such Product purchases shall count toward the [*] kilograms of Product that Cubist is required to purchase. Subject to the conditions of this Agreement, Cubist agrees to make the following yearly purchases:

Year	Purchase Minimum(kg)

2004	[*]

2005	[*]

2006	[*]

2007	[*]

2008	[*]*

2009	[*]

2010	[*]

[*]

The above schedule will be extended for any delays caused by ACSD.

6.                                       Amendment of Section 5.6.  The Agreement is hereby amended by deleting Section 5.6(a) in its entirety and replacing it with the following Section 5.6(a)

* CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION

5.6                               Obligation to Supply

(a)          ACSD shall accept and fill each order for Product submitted by Cubist [*], provided that such request is delivered to ACSD at least [*] days prior to the beginning of the corresponding quarter. ACSD shall not be in breach of this Section 5.6 if [*].  Delivery dates will be set independently from Product release and invoice dates as described in Section 5.7;

7.                                       Amendment of Section 6.1.  The Agreement is hereby amended by deleting Section 6.1 thereof in its entirety and replacing it with the following Section 6.1:

6.1                               Product Price

(a)                                  Subject to the provisions of Sections 5, 6 and 7, Cubist will [*], including the additional [*] kg required to be purchased by Cubist in [*], at a price of [*] per kilogram (USD [*]/kg);

8.                                       Amendment of Section 6.2.  The Agreement is hereby amended by deleting Section 6.2 thereof in its entirety and replacing it with the following Section 6.2:

6.2                               Product Price [*]

Cubist will pay ACSD [*] per kilogram (USD [*]) on the [*] purchased over the life of the contract other than the [*] kgs of Product [*] in [*] until cumulative [*] payments equal [*] (USD [*]). Once the cumulative [*] payments have accrued to [*] (USD [*]), Cubist will immediately stop paying the [*] and will pay [*] per kilogram (USD [*]/kg) of Product, as provided in Section 6.1 herein.

Year	Purchase Minimum	[*]

2005	[*]	[*]

2006	[*]	[*]

2007	[*]	[*]

2008	[*]	[*]

2009	[*]	[*]

2010	[*]	[*]

[*]

* CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION

The above schedule will be extended for any delays caused by ACSD. In the event that Cubist [*] as provided in Section 5.1, Cubist will pay [*] corresponding to the original minimum purchase commitment in the year specified in this Section 6.2. Any delays [*] (including, but not limited, to [*]) will extend [*].

9.                                       Amendment of Section 7.  The Agreement is hereby amended by deleting Section 7 thereof in its entirety and replacing it with the following Section 7:

7.                                      Exclusivity

ACSD covenants that it will not promote, sell, deliver or provide any Product or Daptomycin to any third party without the prior written consent of Cubist, or produce any product, bulk drug substance or active pharmaceutical ingredient in the Facility other than the Product. Notwithstanding the foregoing, ACSD shall be permitted to produce vancomycin (the “Competing Product”) in the Facility for Eli Lilly & Company, provided that the following conditions have been and continue to be met at all times:

(i)                                     ACSD has met all of the Targets and as well as the Facility Approval Target Date;

(ii)                                  ACSD fills all Product orders in accordance with the schedules set forth in Cubist’s Purchase Orders;

(iii)                               ACSD, at its cost, completes all cleaning validation processes in accordance with FDA requirements; and

(iv)                              At Cubist’s request, ACSD Promptly purchases separate, dedicated additional columns that will be used solely for the production of the Product.

In the event that any of conditions (i) through (iv) are not met, ACSD shall lose its right to produce the Competing Product and shall cease production thereof upon receipt of written notice from Cubist.

10.                                 Amendment of Section 12.1.  The Agreement is hereby amended by deleting Section 12.1 thereof in its entirety and replacing it with the following Section 12.1:

12.1                        Term

This Agreement shall take effect as of the Effective Date and shall remain in effect until the seventh anniversary of Facility Approval or until ACSD has received all payments due under Section 6.2 unless sooner terminated in accordance with Section 12.2 or extended in accordance with this Section 12.1. Thereafter, this Agreement shall automatically renew for additional two-year terms. Not later than the sixth (6h) anniversary of the Effective Date, Cubist shall notify ACSD in writing whether Cubist desires to extend the Agreement for an additional two years. All

* CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION

applicable terms and conditions of this Agreement shall remain in effect during such extension term, unless expressly amended in writing by the parties. Cubist may renew this Agreement for additional two-year extension terms by providing written renewal notice to ACSD not later than twelve (12) months prior to the expiration of the then current extension term.

11.                               Amendment of Section 12.2.  The Agreement is hereby amended by adding the following Section 12.2(c) immediately following Section 12.2(b) of the Agreement:

(c)                                In the event that any current Cubist supplier of Product purchases substantially all of the stock or assets relating to that portion of ACSD’s business that is related to the subject of this Agreement, all payments hereunder shall be promptly returned to Cubist and Cubist shall have the right to modify any Purchase Requirements set forth herein. Cubist shall also have the right to pursue an alternative source of supply for the Product.

12.                                 Amendment to Exhibits B and C and Addition of New Exhibit F.  The Agreement is hereby amended by replacing Exhibits B (In-Process Testing Procedures and Specifications) and C (Product Release Test Methods and Specifications) with Exhibits B-1 (CMC section of the Cubist U.S. NDA filing) and C-1 (Master Product Specifications) attached hereto. To the extent that there is any conflict between the specifications set forth in Exhibit C-1 and those set forth in Exhibit B-1, the specifications set forth in Exhibit C-1 shall supersede in all respects.

13.                                 No Other Amendments.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The terms and conditions herein and subject matter hereof shall at all times be considered Confidential Information of Cubist, as defined in the Agreement. The Agreement and this Amendment No. 2 shall be read and construed together as a single agreement and the term “Agreement” shall be deemed a reference to the Agreement as amended by this Amendment No. 2.  This Amendment No. 2 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.  In making proof of this Amendment No. 2 it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, this Amendment No. 2 has been executed under seal by the parties hereto as of the day and year first above written.

ACS DOBFAR SpA

By:	/s/ Marco Feliciani

Title: President

Date: 02/20/03

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Michael W. Bonney

Title: President/COO

Date: 2/13/03

Exhibit B-1

CMC Section of US NDA Filing

[*]

                CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION

Exhibit C-1

Specifications

[*]

                CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED WITH THE COMMISSION